[GRAPHIC OMITTED]                                                  Press Release


                                   Contact: Denise DesChenes/Kara Findlay Citigate Sard Verbinnen
                                                   (212) 687-8080/(312) 895-4700

            FOAMEX INTERNATIONAL ANNOUNCES THIRD QUARTER 2003 RESULTS

--------------------------------------------------------------------------------

LINWOOD, PA, November 11, 2003 - Foamex International Inc. (NASDAQ: FMXI), the leading manufacturer of flexible polyurethane and advanced polymer foam products in North America, today announced results for the third quarter and year-to-date period ended September 28, 2003.

Third Quarter 2003 Results

Sales
-----
Net sales for the third quarter were $321.5 million, down 5.7% from $340.8 million in the third quarter of a year ago. Gross profit was $37.5 million, or 11.7% of sales, in 2003, compared to $30.8 million, or 9.0% of sales, in 2002, primarily reflecting improved operating efficiencies and selling price increases to customers, which has allowed the Company to recover a substantial portion of the increases in the cost of its major chemical raw materials.

Earnings
--------
Foamex reported a net loss for the quarter of $11.1 million, or $0.45 per diluted share. This compares with a net loss of $7.2 million, or $0.30 per diluted share in the third quarter of 2002. The 2003 quarter includes a write-off of debt issuance costs of $12.9 million associated with the previously announced refinancing of Foamex's bank credit.

Income from operations was $18.6 million for the third quarter of 2003, which represents an increase from the $4.7 million reported in the third quarter of 2002. Results for the 2002 period included a net restructuring, impairment and other credit of $3.7 million. Selling, general, and administrative expenses in the quarter were $19.3 million, down $10.4 million, or 35.1 % from the 2002 quarter, due primarily to lower employee related costs and fees associated with terminated deal costs in the 2002 period. Interest and debt issuance expense for the third quarter was $31.6 million including the aforementioned write-off of debt issuance costs, an increase of 106.8% from the 2002 quarter.

Commenting on the results, Tom Chorman, President and Chief Executive Officer of Foamex, said: "We have stabilized and strengthened our business operations while operating in a difficult


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environment. Our gross margin improvement reflects the results of our turnaround plan. In particular, I am pleased to note that this is Foamex's fourth consecutive quarter of reduced SG&A expense."

Chorman continued, "We continue to take aggressive steps to improve our financial performance, and are now focusing on new business opportunities and strengthening our existing customer relationships. While we still have a lot of work ahead of us, I am optimistic that Foamex has turned the corner and that our continued efforts will lead to improved profitability and sales growth in the future."

Year-to-Date Results

Sales
-----
Net sales for the first three quarters ended September 28, 2003 were $983.6 million, down 1.7% from $1,000.8 million in the three quarters ended September 29, 2002. Gross profit was $109.0 million, compared to $115.4 million in the 2002 period. Gross profit as a percentage of sales decreased to 11.1% in 2003 from 11.5% in 2002.

Earnings
--------
Foamex had a net loss for the three quarters ended September 28, 2003 of $16.5 million, or $0.67 per diluted share, compared to net income of $6.7 million, or $0.25 per diluted share in 2002.

Income from operations was $50.6 million for the three quarters ended September 28, 2003, a slight decline from $51.4 million in the 2002 period.

Interest and debt issuance expense for the three quarters ended September 28, 2003 was $70.0 million, a 36.7% increase from 2002 primarily due to the write-off of debt issuance costs, higher average debt levels, higher effective interest rates and higher amortization of debt issuance costs. The 2003 and 2002 periods included charges of $12.9 million and $4.9 million, respectively, relating to the write-off of debt issuance costs as a result of early extinguishments of debt.

Business Segment Performance

Foam Products
-------------
Foam Products net sales for the third quarter were $137.1 million, up 12.6% from the third quarter of 2002. Income from operations for the third quarter was $10.6 million, as compared to $1.1 million in the third quarter of 2002. The increase primarily reflects selling price increases and operating efficiencies, partially offset by the higher cost of raw materials.

For the three quarters ended September 28, 2003, Foam Products net sales were $378.4 million, up 5.6% from $358.4 million in 2002. Increased selling prices and increased volumes of consumer products were partially offset by lower volumes in other markets. Income from operations declined 12.6% to $20.1 million, primarily as a result of increased raw material costs.

Automotive Products
-------------------
Automotive Products net sales for the third quarter were $99.2 million, down 17.4% from the third quarter of 2002, due to lower volumes, including an expected reduction in lamination


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business.  Income from  operations  for the third quarter was $5.3  million,  up
12.8% from the same period one year ago, due to lower overhead costs and improved operating efficiencies.

For the three quarters ended September 28, 2003, Automotive Products net sales decreased 2.5% to $339.5 million from $348.3 million in the comparable period. Higher selling prices were more than offset by lower volumes. Income from operations decreased 11.2% to $19.3 million, primarily due to higher raw material costs.

Carpet Cushion Products
-----------------------
Carpet Cushion Products net sales for the third quarter were $54.1 million, down 11.4% from the third quarter of 2002 due to lower volume related to facility closures and a strategic refocusing of this business for improved profitability, partially offset by an increase in selling prices. Loss from operations in the third quarter was $0.2 million, compared to a $4.7 million loss in the same period of 2002.

For the three quarters ended September 28, 2003, Carpet Cushion Products net sales decreased 9.7% to $157.4 million from $174.3 in the same period one year ago. Loss from operations was $3.6 million in the three quarters ended September 28, 2003, compared to a $9.0 million loss during the same period in 2002. This improvement was primarily due to cost containment from the streamlining of operations and higher selling prices.

Technical Products
------------------
Net sales for Technical Products in the third quarter were $25.8 million, down 15.4% from the third quarter of 2002 primarily due to lower volumes which were partially offset by higher prices of specialty products. Income from operations for the third quarter was $5.0 million, up from $2.4 million in the third quarter of 2002, due primarily to lower operating expenses and to costs related to Symphonex included in the 2002 period.

For the three quarters ended September 28, 2003, Technical Products net sales decreased 6.4% to $88.8 million from $94.9 million in 2002. Income from operations increased 29.4% to $21.0 million for the three quarters ended September 28, 2003, compared to the same period in 2002 primarily due to the Symphonex related costs in the 2002 period.

Refinancing

As previously announced, during the quarter Foamex completed a comprehensive refinancing of its bank debt with a new group of lenders. The refinancing included a new $240 million secured credit facility and an $80 million secured term loan. The new facilities replaced the previous $262 million bank facility, and resulted in increased financial flexibility and liquidity. The new loans will mature on April 30, 2007. Proceeds borrowed under the new facilities were used to repay all outstanding balances under the former Foamex L.P. bank facility on August 18, 2003.

Conference Call and Replay
Foamex management will host a conference call on Tuesday, November 11, 2003, at 10:00 A.M. EST to discuss the Company's third quarter 2003 results. Investors can access the conference call in the U.S. by dialing (888) 390-2576; international callers can dial (484) 630-8116 and ask


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to be connected  to the Foamex  investor  call led by Tom Chorman.  Participants will be asked to  provide  the  following  passcode  for this  conference  call:
Foamex.

In addition, interested parties may listen to the conference call over the Internet at www.foamex.com. To listen, go to the website 15 minutes early to register and download and install any necessary audio software. For those unable to participate, a rebroadcast will be made available at the Company's web site that will be available shortly after the call.

About Foamex International Inc.
Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets in the industrial, consumer, electronics and transportation industries. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, the Company's ability to realize anticipated cost savings, introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, its capital and debt structure (including various financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements. # # #

                           (financial tables attached)


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                   Foamex International Inc. and Subsidiaries
                      Consolidated Statements of Operations
                         ($ Thousands, except EPS data)
                                   [Unaudited]


                                                                 Third Quarter Comparative            Year Comparative
                                                                    2003            2002            2003            2002
                                                                    ----            ----            ----            ----
Net Sales                                                         $321,466        $340,823        $983,580      $1,000,783

Cost of Goods Sold                                                 283,957         310,009         874,618         885,344
                                                                  --------        --------        --------      ----------
Gross Profit                                                        37,509          30,814         108,962         115,439

Selling, General & Administrative Expenses                          19,335          29,774          59,608          69,253

Restructuring, Impairment and Other Charges (Credits)                 (377)         (3,674)         (1,237)         (5,212)
                                                                  --------        --------        --------      ----------
Income from Operations                                              18,551           4,714          50,591          51,398

Interest and Debt Issuance Expense                                  31,550          15,258          70,039          51,225

Income from Equity Interest in Joint Ventures                          495             386           1,374           1,514

Other Expense, Net                                                    (952)           (198)         (2,800)         (1,436)
                                                                  --------        --------        --------      ----------
Income (Loss) Before Provision (Benefit) for Income Taxes          (13,456)        (10,356)        (20,874)            251

Benefit for Income Taxes                                            (2,403)         (3,114)         (4,420)        (77,085)
                                                                  --------        --------        --------      ----------
Income (Loss) Before Cumulative Effect of                          (11,053)         (7,242)        (16,454)         77,336
 Accounting Changes

Cumulative Effect of Accounting Changes                                  -               -               -         (70,647)
                                                                  --------        --------        --------      ----------
Net Income (Loss)                                                 $(11,053)       $ (7,242)       $(16,454)     $    6,689
                                                                  ========        ========        ========      ==========

----------------------------------------------------------------------------------------------------------------------------

Earnings Per Share - Basic:
Income (Loss) Before Cumulative Effect of                         $  (0.45)       $  (0.30)       $  (0.67)     $     3.19
 Accounting Changes
Cumulative Effect of Accounting Changes                                  -               -               -            (2.91)
                                                                  --------        --------        --------      ----------
Net Income (Loss)                                                 $  (0.45)       $  (0.30)       $  (0.67)     $     0.28
                                                                  ========        ========        ========      ==========

Weighted Average Shares Outstanding                                 24,409          24,349          24,389          24,249
                                                                  ========        ========        ========      ==========

Earnings Per Share - Diluted:
Income (Loss) Before Cumulative Effect of                         $  (0.45)       $  (0.30)       $  (0.67)     $     2.92
 Accounting Changes
Cumulative Effect of Accounting Changes                                  -               -                           (2.67)
                                                                  --------        --------        --------      ----------
Net Income (Loss)                                                 $  (0.45)       $  (0.30)       $  (0.67)     $     0.25
                                                                  ========        ========        ========      ==========

Weighted Average Shares Outstanding                                 24,409          24,349          24,389          26,449
                                                                  ========        ========        ========      ==========

                                                      -more-


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                   Foamex International Inc. and Subsidiaries

                             Selected Financial Data
                                  ($ Thousands)
                                   (Unaudited)



                                     September 28, 2003      December 29, 2002
                                     ------------------      -----------------
Balance Sheet:
   Cash                                   $   4,964             $   4,524

   Current Assets                         $ 335,643             $ 337,649

   Total Assets                           $ 808,180             $ 813,577

   Current Liabilities                    $ 217,261             $ 200,944

   Long-Term Debt                         $ 728,599             $ 738,540

   Shareholders' Deficit                  $(200,374)            $(189,733)



                                    Three Quarters Ended   Three Quarters Ended
                                     September 28, 2003     September 29, 2002
                                    --------------------   --------------------
Other:
   Depreciation and Amortization           $19,250                $23,745

   Capital Expenditures                    $ 4,683                $11,877


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